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                                                                   EXHIBIT 10.24



September 21, 1995



Mr. Kim A. Davis                  and                Gelman Sciences Pty. Ltd.
President and COO                                    2 Lincoln Street
Gelman Sciences Inc.                                 Lane Cove NSW 2066
600 South Wagner Road
Ann Arbor, MI 48103-9019
United States of America

Re:  Service Agreement

Dear Sir:

This is to confirm our recent agreement to modify my salary and to extend the term of my engagement as Vice President, Worldwide Sales, of Gelman Sciences Inc. and Managing Director and Chief Operating Officer of Gelman Sciences Pty. Ltd.

The terms of my service will continue to be governed by the Service Agreements dated June 19, 1984, as amended by letter agreement dated February 28, 1993, with the exceptions that: (1) effective August 1, 1995, my service also includes my engagement as Vice President, Worldwide Sales, of Gelman Sciences Inc.; (2) the term of the appointment provided for in Clause 1 shall be extended through July 31, 1998, and (3) my salary effective August 1, 1995, will be US$140,000 per annum.

Would you please indicate your agreement to this by signing at the foot of this letter where indicated and returning the original to me.

Yours faithfully,


 /s/  A.P. Kelly
--------------------------------
A.P. Kelly



Agreed: /s/ Kim A. Davis                   Agreed: /s/ Nigel M. Mainwaring
       --------------------------------           -----------------------------
       Gelman Sciences Inc.                       Gelman Sciences Pty. Ltd.
       Per: Kim A. Davis                          Per: Nigel M. Mainwaring
       President & COO                            Director

Dated: 9/21/95                                          16.1.96
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